Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Steven M. Goldschein
516-608-7000

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SYSTEMAX APPOINTS ERNST & YOUNG LLP
AS ITS NEW INDEPENDENT AUDITOR

PORT WASHINGTON, NY, December 9, 2005 - Systemax Inc. (NYSE:SYX), a leading manufacturer and distributor of PC hardware, related computer products and industrial products in North America and Europe, today announced that the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as its Independent Registered Public Accountants effective for the Company’s year ending December 31, 2005.

Steven M. Goldschein, Senior Vice President and Chief Financial Officer, said, “The Audit Committee solicited proposals from several leading international accounting firms. Ernst & Young LLP was selected after a rigorous selection process.”

The change in auditor was not related to any disagreement between the Company and its previous auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Systemax Inc. (www.systemax.com) has developed an integrated system of branded e-commerce web sites, direct mail catalogs and relationship marketers to sell PC hardware, related computer products and industrial products in North America and Europe. Systemax is a Fortune 1000 company.